SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) - June 15, 2000
                                                           -------------


                            AMERICAN ECO CORPORATION
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             (Exact name of registrant as specified in its charter)


     Ontario, Canada               0-10621                  52-1742490
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(State or other jurisdiction  (Commission File Number)     (IRS Employer
    of Incorporation)                                      Identification No.)

     154 University Avenue,  Toronto, Ontario               M5H 3Y9
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     (Address of principal executive offices)             (zip code)


       Registrant's telephone number, including area code - (416) 340-2727
                                                            --------------

                                 Not Applicable
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         (Former Name or Former Address, if changed since last report)


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Item 5.   Other Events.
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          On June 15, 2000, American Eco Corporation (the "Company") announced changes in its senior management and also that representatives of the holders of more than a majority of its 9-5/8% Senior Notes due 2008, of which $117.5 million was outstanding, had indicated their support for providing the Company with a 90-day standstill in order to permit time to pursue a restructuring of the Senior Notes. The Company had previously announced that it was deferring the semi-annual interest installment payment due on May 15, 2000 on the Senior Notes. Under the Indenture pursuant to which the Senior Notes were issued, an Event of Default is the default by the Company in payment when due of interest on the Senior Notes and such default continues for a period of 30 days.

          As of June 15, 2000, Thomas R. Cochill of Ingenium Management was appointed interim Chief Executive Officer and a director of the Company and Thomas J. Gardner, also of Ingenium Management, was appointed interim President and Chief Operating Officer. Michael E. McGinnis resigned as President, Chief Executive Officer and a director of the Company, and will remain with the Company on a month-to-month basis during the transition period.


Item 7.   Financial Statements and Exhibits.
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(c)  Exhibits

     99.  Press Release, dated June 15, 2000.


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


                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMERICAN ECO CORPORATION
                                        ------------------------
                                             (Registrant)


Dated:  June 21, 2000                   By   /s/ J.C. Pennie
                                          -------------------------------------
                                             J.C. Pennie
                                             Chairman


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